Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Teva Pharmaceuticals Industries Limited of our report dated February 29, 2016 relating to the special purpose combined financial statements of the Global Generics Business and Certain Other Assets of Allergan plc, which appears in Teva Pharmaceuticals Industries Limited’s Report on Form 6-K filed on July 13, 2016.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
 August 2, 2016